UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

SUSTAINABLE ENVIRONMENTAL TECHNOLOGIES CORPORATION
(Exact name of Registrant as specified in its charter)

California	000-254888	33-0230641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2377 W. Foothill Blvd.
Suite #18
Upland, CA 91786
(Address of principal executive offices, including zip code)

(801) 810-9888
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02                      Unregistered Sales of Equity Securities.

On January 12, 2012, Sustainable Environmental Technologies Corporation, a California corporation (the “Company”) entered into an agreement with an accredited investor for the purchase of 5,000,000 units of securities of the Company for $500,000.00 USD (the “Units”).  Each individual Unit had the purchase price of $0.10 per Unit and consisted of one share of restricted common stock and one warrant to purchase one share of restricted common stock at the exercise price of $0.15.  The accredited investor purchased 5,000,000 Units, totaling 5,000,000 shares of restricted common stock and a warrant to purchase 5,000,000 shares of restricted common stock for $500,000.00 USD.

The Units sold by the Company relied upon exemptions from registration provided for in Regulation S and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder based on the accredited investors knowledge of the Company’s operations, financial condition and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of the Units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sustainable Environmental Technologies Corporation

By:	/s/Robert Glaser
Robert Glaser, Chief Executive Officer

Dated: January 17, 2011